                                                                     EXHIBIT 3.1

                          AMENDED AND RESTATED BYLAWS
                                      OF
                        SOUND SOURCE INTERACTIVE, INC.
                            A DELAWARE CORPORATION
                            (AS OF APRIL 24, 1998)

                                   ARTICLE I

                                    OFFICES

   SECTION 1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the corporation shall be located as directed by the board of directors.

   SECTION 2. OTHER OFFICES. Other business offices may at any time be established by the board of directors at any place or places by them or where the corporation is qualified to do business.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

   SECTION 1. PLACE OF MEETINGS. All meetings of stockholders shall be held at the principal executive office of the corporation, or at any other place within or without the State of Delaware which may be designated either by the board of directors or by the written consent of all persons entitled to vote thereat and not present at the meeting, given either before or after the meeting and filed with the secretary of the corporation.

   SECTION 2. ANNUAL MEETINGS. The annual meetings of stockholders shall be fixed by the board of directors. At such meetings directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the stockholders.

   SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders, for the purpose of taking any action permitted by the stockholders under the Delaware General Corporation Law and the certificate of incorporation of the corporation, may be called at any time by the chairman of the board or the president, or by the board of directors, or by one or more holders of shares entitled to cast in the aggregate not less than ten percent (10%) of the votes at the meeting. Upon request in writing that a special meeting of stockholders be called for any proper purpose, directed to the chairman of the board, president, vice president or secretary by any person (other than the board of directors) entitled to call a special meeting of stockholders, the officer forthwith shall cause notice to be given to stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of the request.

   SECTION 4. NOTICE OF ANNUAL OR SPECIAL MEETING. Written notice of each annual or special meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat. Such written notice shall be given either personally or by mail or other means of written communication, charges prepaid, addressed to such stockholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If any notice or report addressed to the stockholder at the address of such stockholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service as unable to deliver the notice or report to the stockholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the stockholder upon written demand of the stockholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice or report to all other stockholders. If a stockholder gives no address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said principal executive office is located.

   Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the secretary, assistant secretary or any transfer agent of the corporation, shall be prima facie evidence of the giving of the notice.

   SECTION 5. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business at any meeting of stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

   SECTION 6. ADJOURNED MEETING AND NOTICE THEREOF. Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum at the commencement of the meeting, no other business may be transacted at such meeting.

   When any stockholders' meeting, either annual or special, is adjourned for thirty (30) days or more, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken.

   SECTION 7. VOTING. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the Delaware General Corporation Law (relating to voting of shares held by a fiduciary, in the name of a corporation, or in joint ownership). The stockholders may vote by voice vote or by ballot; provided, however, that all elections for director shall be by ballot. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the stockholders, unless the vote of a greater number of voting by classes is required by the Delaware General Corporation Law or the certificate of incorporation.

   SECTION 8. VALIDATION OF DEFECTIVELY CALLED OR NOTICED MEETING. The transactions of any meeting of stockholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, or who, though present, has, at the beginning of the meeting, properly objected to the transaction of any business because the meeting was not lawfully called or convened, or to particular matters of business legally required to be included in the notice, but not so included, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice or consent, except that if action is taken or proposed to be taken for approval of any of those matters specified in paragraph (e) of
Section 4 above, the waiver of notice or consent shall state the general nature of the proposal.

   SECTION 9. ACTION WITHOUT MEETING. Directors may be elected without a meeting by a consent in writing, setting forth the action so taken, signed by all of the persons who would be entitled to vote for the election of directors, provided that, without prior notice except as hereinafter set forth, a director may be elected at any time to fill a vacancy not filled by the directors by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors.

   Any other action which, under any provision of the Delaware General Corporation Law, may be taken at a meeting of the stockholders, may be taken without a meeting, and without prior notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, unless the consents of all stockholders entitled to vote have been solicited in writing.

   Unless, as provided in Section 12 of this Article 11, the board of directors has fixed a record date for the determination of stockholders entitled to notice of and to give such written consent, the record date for such determination shall be the day on which the first written consent is given. All such written consents shall be filed with the secretary of the corporation.

   Any stockholder giving a written consent, or the stockholder's proxy holders, or a transferee of the shares or a personal representative of the stockholder or their respective proxy holders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.

   SECTION 10. PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation. Subject to the Delaware General Corporation Law in the case of any proxy which states that it is irrevocable, any proxy duly executed shall continue in full force and effect until (i) an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided that no such proxy shall be valid after the expiration of three (3) years from the date of its execution, unless otherwise provided for in the proxy. The dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed.

                 Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy, the following shall constitute a valid means by which a stockholder may grant such authority.

               (a) A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

               (b) A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

               (c) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission described in Paragraphs
          (a) or (b) may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

          SECTION 11. INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the board of directors may appoint any person or persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, the chairman of any such meeting may, and on the request of any stockholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may, and on the request of any stockholder or a stockholder's proxy shall, be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the chairman of the meeting.

          The duties of such inspectors shall be as prescribed by the Delaware General Corporation Law and shall include: determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

          The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

          SECTION 12. RECORD DATE FOR STOCKHOLDER NOTICE, VOTING AND GIVING CONSENTS. For purposes of determining the stockholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only stockholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Delaware General Corporation Law.

          If the board of directors does not so fix a record date:

               (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

               (b) The record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board is required by the Delaware General Corporation Law, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

                                  ARTICLE III

                                   DIRECTORS

          SECTION 1. POWERS. Subject to the provisions of the Delaware General Corporation Law, and to any limitations in the certificate of incorporation and these bylaws, relating to action required to be approved by the stockholders or approved by the outstanding shares, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed by, the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the board of directors shall have the following powers, to wit:

               (a) To select and remove all the officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the certificate of incorporation or with these bylaws, fix their compensation and require from them security for faithful service.

               (b) To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, or with the certificate of incorporation or with these bylaws as they may deem best.

               (c) To change the principal executive office and principal office for the transaction of the corporation from one location to another; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of Delaware; to designate any place within or without the State of Delaware for the holding of any stockholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

               (d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful.

               (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of
          trust, mortgages, pledges, hypothecations or    other evidences of
          debt and securities therefor.

          SECTION 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors shall be seven subject to automatic reduction to five pursuant to the provisions of that certain Stockholder Voting Agreement dated as of April 30, 1996 (and the Consent dated April 24, 1998 executed in connection therewith) to which the corporation is a party.

          SECTION 3. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of stockholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. All directors shall hold office until their respective successors are elected and qualified, subject to the Delaware General Corporation Law and the provisions of these bylaws with respect to vacancies on the board of directors. Directors may be removed by the stockholders with or without cause.

          SECTION 4. VACANCIES. A vacancy in the board of directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by order of court or convicted of a felony, or if the authorized number of directors be increased, or if the stockholders fail, at any annual or special meeting of stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

          Vacancies in the board of directors, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders. A vacancy in the board of directors created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote.

          The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent shall require the consent of holders of a majority of the outstanding shares entitled to vote.

          Any director may resign effective upon giving written notice to the chairman of the board, the chief executive officer, the president, the secretary or the board of directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board of directors or the stockholders shall have power to elect a successor or take office when the resignation is to become effective.

          When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided under these bylaws.

          No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

          SECTION 5. PLACE OF MEETING. Regular meetings of the board of directors shall be held at any place within or without the State of Delaware which has been designated from time to time by resolution by the board or by written consent of all members of the board of directors. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held either at a place so designated or at the principal executive office.

          SECTION 6. ANNUAL MEETING. Immediately following each annual meeting of stockholders, the board of directors shall hold a regular meeting at the place of said annual meeting or at such other place as shall be fixed by the board of directors, for the purpose of organization, election of officers, and the transaction of other business. Call and notice of such meetings are hereby dispensed with.

          SECTION 7. OTHER REGULAR MEETINGS. Other regular meetings of the board of directors shall be held without call on the date and at the time which the board of directors may from time to time designate; provided, however, that should the day so designated fall upon a Saturday, Sunday or legal holiday observed by the corporation at its principal executive office, then said meeting shall be held at the same time on the next day thereafter ensuing which is a full business day. Notice of all such regular meetings of the board of directors is hereby dispensed with.

          SECTION 8. SPECIAL MEETINGS. Special meetings of the board of directors for any purpose or purposes shall be called at any time by the chairman of the board, the president, any vice president, the secretary or by any director.

          Special meetings of the board of directors shall be held upon four (4) days' written notice or forty-eight (48) hours' notice given personally or by telephone, telegraph, telex or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

          Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

          Any notice shall state the date, place and hour of the meeting.
Notice given to a director in accordance with this section shall constitute due, legal and personal notice to such director.

          SECTION 9. ACTION AT A MEETING: QUORUM AND REQUIRED VOTE. The presence of a majority of the authorized number of directors at a meeting of the board of directors constitutes a quorum for the transaction of business, except as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, unless a greater number, or the same number, after disqualifying one or more directors from voting, is required by law, by the certificate of incorporation or by these bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

          SECTION 10. VALIDATION OF DEFECTIVELY CALLED OR NOTICED MEETINGS. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice to him, signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes or the meeting.

          SECTION 11. ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any board of directors' meeting to another time or place.

          SECTION 12. NOTICE OF ADJOURNMENT. If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment; otherwise, notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

          SECTION 13. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the board of directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participating in a meeting as permitted in this Section constitutes presence in person at such meeting.

          SECTION 14. ACTION WITHOUT MEETING. Any action by the board of directors may be taken without a meeting if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board and shall have the same force and effect as a unanimous vote of such directors.

          SECTION 15. FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the board of directors.

          SECTION 16. COMMITTEES. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate an executive and other committees, each consisting of two (2) or more directors, to serve at the pleasure of the board of directors, and may prescribe the manner in which proceedings of any such committee meetings of such committee may be regularly scheduled in advance and may be called at any time by any two (2) members thereof; otherwise, the provisions of these bylaws with respect to notice and conduct of meetings of the board of directors shall govern. Any such committee, to the extent provided in a resolution of the board of directors, shall have all of the authority of the board of directors, except as limited by the Delaware General Corporation Law.

                                   ARTICLE IV

                                    OFFICERS

          SECTION 1. OFFICERS. The officers of the corporation shall be a chief executive officer, a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

          SECTION 2. ELECTION. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or
Section 6 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the board of directors, and each shall hold his office until he or she shall resign or shall be removed or otherwise disqualified to serve, or his or her successor shall be elected and qualified.

          SECTION 3. SUBORDINATE OFFICER. The board of directors or the chief executive officer may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and performing such duties as are provided in these bylaws or as the board of directors may from time to time determine.

          SECTION 4. REMOVAL AND RESIGNATION. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power or removal may be conferred by the board of directors.

          Any officer may resign at any time by giving written notice to the board of directors, or to the president or to the secretary of the corporation. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular election or appointment to such office.

          SECTION 6. CHAIRMAN OF THE BOARD. The chairman of the board, if there be such an office, shall preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by these bylaws.

          SECTION 7. CHIEF EXECUTIVE OFFICER. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the chief executive officer shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the stockholders and at all meetings of the board of directors.

He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general power and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

          SECTION 8. PRESIDENT. The president shall be the chief operating officer of the corporation, and in the event of absence or disability of the chief executive officer, or if no chief executive officer has been appointed by the board of directors, shall perform all the duties of the chief executive officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer.

          SECTION 9. VICE PRESIDENTS. In the absence or disability of the president, the vice presidents in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, if there be such an officer or officers, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents, if there be such an officer or officers, shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or these bylaws.

          SECTION 10. SECRETARY. The secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may order, a book of minutes of all meetings and actions, of the stockholders, the board directors and all committees thereof, with the time and place of holding of meetings, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

          The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent, or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

          SECTION 11. CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and colored accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

          The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

          SECTION 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. In the absence or disability of the secretary or the chief financial officer, their duties shall be performed and their powers exercised, respectively, by any assistant secretary or any assistant treasurer which the board of directors may have elected or appointed. The assistant secretaries and the assistant treasurers shall have such other duties and powers as may have been delegated to them, respectively, by the secretary or the chief financial officer or by the board of directors.


                                   ARTICLE V

                         INDEMNIFICATION OF DIRECTORS,
                      OFFICERS, EMPLOYEES AND OTHER AGENTS

          SECTION 1. DEFINITIONS. For the purpose of this Article V, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(c) of this Article V.

          SECTION 2. ACTIONS BY THIRD PARTIES. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding to the fullest extent permitted by the laws of the State of Delaware as they may exist from time to time.

          SECTION 3. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action to the fullest extent permitted by the laws of the State of Delaware as they may exist from time to time.

          SECTION 4. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of a request therefor and an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article V.

          SECTION 5. CONTRACTUAL NATURE. The provision of this Article V shall be deemed to be a contract between the corporation and each director and officer who serves in such capacity at any time while this Article is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

          SECTION 6. INSURANCE. Upon and in the event of a determination by the board of directors to purchase such insurance, the corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Article V. All amounts received by an agent under any such policy of insurance shall be applied against, but shall not limit, the amounts to which the agent is entitled pursuant to the foregoing provisions of this
Article V.

          SECTION 7. ERISA. To assure indemnification under this provision of all such persons who are or were "fiduciaries" of an employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), the provisions of this Article V shall, except as limited by Section 410 of ERISA, be interpreted as follows: an "other enterprise" shall be deemed to include an employee benefit plan; the corporation shall be deemed to have requested a person to serve as an employee of an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in compliance with ERISA and the terms of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.


                                   ARTICLE VI

                           GENERAL CORPORATE MATTERS

          SECTION 1. RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any right in respect of any other lawful action (other than as provided in Section 12 of Article II of these bylaws), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only stockholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Delaware General Corporation Law,

          If the board of directors does not so fix a record date, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

          SECTION 2. INSPECTION OF CORPORATE RECORDS. The accounting books and records, the records of stockholders, and minutes of proceedings of the stockholders and the board and committees of the board of directors of the corporation and any subsidiary of the corporation shall be open to inspection upon the written demand on the corporation of any stockholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a stockholder or holder of a voting trust certificate may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts.

          A stockholder or stockholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent (1%) of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have (in person, or by agent or attorney) the right to inspect and copy the record of stockholders' names and addresses and shareholdings during usual business hours upon five (5) business days' prior written demand upon the corporation and to obtain from the transfer agent, if any, for the corporation, upon written demand and upon the tender of its usual charges, a list of the stockholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, and of the most recent record date for which it has been compiled or as of a date specified by the stockholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

          Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation. Such inspection by a director may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

          SECTION 3. INSPECTION OF BYLAWS. The corporation shall keep in its principal executive office in California, or if its principal executive office is not in California, then at its principal business office in California (or otherwise provide upon written request of any stockholder) the original or a copy of the bylaws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the stockholders at all reasonable times during office hours.

          SECTION 4. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

          SECTION 5. CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The board of directors, except as in these bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

          SECTION 6. CERTIFICATE FOR SHARES. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the Class or series of shares owned by the stockholder. Any of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

          Any such certificate shall also contain such legend or other statement as may be required by applicable state securities laws, the federal securities laws, and any agreement between the corporation and the stockholders thereof.

          Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the board of directors or these bylaws may provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

          Except as provided in this Section 6, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and canceled at the same time. The board of directors may, however, in case any certificate for shares is alleged to have been lost, stolen, or destroyed, authorize the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft, or destruction of such certificate of the issuance of such new certificate.

          SECTION 7. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The president or any other officer or officers authorized by the board of directors or the president are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

          SECTION 8. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Delaware General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.


                                  ARTICLE VII

                              AMENDMENTS TO BYLAWS

          SECTION 1. AMENDMENT BY STOCKHOLDERS. The stockholders shall have the power to amend, alter, change, adopt and repeal the bylaws at any regular or special meeting.

          SECTION 2. AMENDMENT BY BOARD OF DIRECTORS. The board of directors shall have the power to amend, alter, change, adopt and repeal the bylaws at any meeting of the board of directors, provided that the proposed action in respect thereof shall be stated in the notice or waiver of notice of such meeting or that all of the directors of the corporation shall be present at such meeting. Notwithstanding the foregoing, the board of directors shall not have the power to amend, alter, change, adopt or repeal any provision of the bylaws which expressly states that it may be amended, altered, changed, adopted or repealed only by the stockholders.